Responses to N-SAR for Life Series Funds for the period ending June 30, 2015

Life Series Funds

Item 77Q1 (e)

Amended and Restated Schedule A to the Investment Advisory Agreement between The First Investors Life Series Funds and First Investors Management Company, Inc. is incorporated by reference to Post-Effective Amendment No. 69 to the Funds' Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on April 28, 2015, Accession No. 0000898432-15-000536.